VOTING AGREEMENT


                  AGREEMENT, dated as of January 8, 1998, by and among AT&T Corp., a New York corporation ("Parent"), on the one hand, and Comcast Corporation, Comcast Teleport, Inc., Comcast Communications Properties, Inc. (Comcast Corporation, Comcast Teleport, Inc., Comcast Communications Properties, Inc., collectively, "Comcast"), Tele-Communications, Inc., TCI Teleport, Inc. (together with Tele-Communications, Inc., "TCI"), Cox Communications, Inc. and Cox Teleport Partners, Inc. (together with Cox Communications, Inc., "Cox"), on the other hand. Comcast, TCI and Cox shall be referred to herein each as a "Stockholder" (each reference to a "Stockholder" referring to the two or three companies collectively constituting Comcast, TCI or Cox, as the case may be), and Comcast, TCI or Cox together are collectively referred to as the "Stockholders". Each Stockholder is executing this Agreement only in its capacity as a stockholder of Teleport Communications Group Inc., a Delaware corporation (the "Company"). The Company is executing this Agreement solely with respect to Section 6(e) and Annex B.

                  WHEREAS, concurrently herewith, Parent, TA Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

                  WHEREAS, each Stockholder is the record and beneficial owner of the number of Shares set forth opposite such Stockholder's name in Schedule I hereto;

                  WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

                  WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, duly and validly approved and adopted the Merger Agreement and approved this Agreement, and such approvals and adoption have not been withdrawn; and

                  WHEREAS, Parent is unwilling to enter into the Merger Agreement unless the Stockholders enter into this Agreement concurrently with the execution of the Merger Agreement and execute and deliver the Stockholders Consent immediately thereafter, and the Stockholders desire and are willing to induce Parent to enter into the Merger Agreement by their entry into this Agreement and their agreement to execute and deliver the Stockholders Consent;

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


                  Section 1. Consent; Agreement to Vote. (a) Each Stockholder agrees (for itself and not as to any other Stockholder) that, immediately following the execution and delivery of this Agreement and the Merger Agreement, it shall execute and deliver, or cause to be executed and delivered by the record owner thereof, in accordance with Section 228 of the DGCL, the Stockholders Consent in the form attached hereto as Annex A with respect to all Shares that are owned beneficially or of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

                  (b) Unless one of the events  specified in clause (i), (ii) or
(iii) of Section 7.3(b) of the Merger Agreement has occurred or Parent has breached Section 6(d) below in any material respect, each Stockholder hereby further agrees (for itself and not as to any other Stockholder) that, during the term of this Agreement, it shall, from time to time, at the request of Parent,
(i) timely execute and deliver (or cause to be timely executed and delivered) an additional written consent with respect to, or (ii) vote, or cause to be voted, at any meeting of stockholders of the Company held prior to the earlier of the Effective Time (as defined in the Merger Agreement) and the termination of this Agreement or at any adjournment or postponement thereof, in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter), that are beneficially owned by such Stockholder or its Affiliates or as to which such Stockholder or any of its Affiliates has, directly or indirectly, the right to vote or direct the voting, (x) in favor of approval and adoption of the Merger Agreement, the Merger, and any action required in furtherance thereof, (y) against any action or agreement that would result in a material breach of any representation, warranty, covenant or obligation of the Company contained in the Merger Agreement, and (z) against any Competing Transaction (as defined below). Each Stockholder agrees, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, not to, and not to permit any of its Affiliates to, execute any written consent in lieu of a stockholders meeting or vote of the Company, if such consent or vote by the stockholders of the Company would be inconsistent with or frustrate the purposes of the other agreements of such Stockholder pursuant to this paragraph (it being understood that the Stockholders may vote for or consent to transactions expressly permitted by the Merger Agreement). A "Competing Transaction" means any Acquisition Proposal, other than the transactions contemplated or expressly permitted by the Merger Agreement, or any amendment to the certificate of incorporation of the Company or any other proposal that frustrates or hinders the Merger or the other transactions contemplated by the Merger Agreement.

                  (c) Each Stockholder agrees that it will not, and will not permit any of its Affiliates to, contract to sell, sell or otherwise pledge, encumber, transfer or dispose of any of the Shares owned beneficially or of record by it or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Merger, (ii) pursuant to Section 3(b) hereof or (iii) with Parent's prior written consent.

                  (d) Each Stockholder hereby revokes any and all previous proxies with respect to such Person's Shares or any other voting securities of the Company.

                  (e) Each Stockholder hereby agrees to, and to cause its Affiliates to, cooperate reasonably with Parent and the Company in connection with the Merger Agreement and consummation of the transactions contemplated thereby. Parent agrees to cooperate reasonably with each Stockholder in connection with any filings required to be made by such Stockholder pursuant to the HSR Act in connection with the Merger Agreement and consummation of the transactions contemplated thereby. Each Stockholder agrees that it and its
Affiliates will not, and will use reasonable best efforts to cause their respective officers, employees, representatives and agents not to, directly or indirectly, encourage, solicit or engage in discussions or negotiations with any third party (other than Parent) concerning any Acquisition Proposal, other than the transactions contemplated hereby and by the Merger Agreement. Each such Stockholder shall immediately request that any Person (other than such Stockholder's agents, advisors and representatives) that has received directly or indirectly from such Stockholder any confidential information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal within the past 180 days return all copies thereof to the Company. Each Stockholder and its Affiliates shall, and shall use reasonable best efforts to cause their respective officers, employees, representatives and agents to, terminate all discussions or negotiations with any Person with respect to any Acquisition Proposal. Each such Stockholder will notify Parent immediately of any Acquisition Proposal (or inquires with respect thereto) that are received by, or any negotiations or discussions with respect thereto of which it is aware that are sought to be initiated with, such Stockholder or any of its Affiliates or the Company or any of its Subsidiaries, will advise Parent of the identity of any Person making any such Acquisition Proposal and of the terms thereof and shall keep Parent apprised with respect to all matters relating thereto.

                  Section 2. Securities Act Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby agrees and represents to Parent as follows:

                  (a) Such Stockholder understands that, to the extent such Stockholder is considered an "affiliate" of the Company at the time the Merger Agreement is submitted for a vote of the stockholders of the Company or for action by written consent of stockholders of the Company, any public offering, sale or other disposition by such Stockholder or any of its Affiliates of any Parent Common Shares received by such Person in the Merger (collectively, the "Restricted Sales") will, under current law, require any of (i) the further registration under the Securities Act of any Parent Common Shares to be sold by such Person, (ii) compliance with applicable provisions of Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act. Each Stockholder agrees not to, or permit any of its Affiliates to, make any Restricted Sale unless the conditions of clause (i), (ii) or (iii) are met.

                  (b) Such Stockholder also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Common Shares, and that a legend will be placed on the certificates for the Parent Common Shares, issued to such Stockholder, or any substitutions therefor to reflect the restrictions referred to in Sections 2(a) and 3 hereof on such Stockholder's ability to sell Parent Common Shares.

                  Section 3. Pooling Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby agrees and represents to Parent that:

                  (a) from and after the date hereof, such Stockholder will not, and will not permit any of its Affiliates to, sell, transfer, hedge, or otherwise dispose of or reduce its rights with respect to any Shares (whether owned as of the date hereof or hereafter acquired) or any Parent Common Shares received by such Stockholder in the Merger or other shares of capital stock of Parent until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, except for transfers or other dispositions that, in the reasonable opinion of Parent's independent accountants, will not prevent Parent from accounting for the Merger as a pooling of interests, taking into account the actions of other Affiliates of the Company or the Stockholders; and

                  (b) upon Parent's request, in connection with the transactions contemplated by the ACC Agreement (as defined in the Merger Agreement) and in order to permit such transaction to be accounted for on a pooling of interests basis, such Stockholder shall, or shall cause its Affiliates to, convert into Class A Common Stock such number of shares of Class B Common Stock as will constitute its pro rata portion
         (rounded up to the nearest whole share) of that number of shares of Class B Common Stock that would be necessary, when taken together with such conversions of all of the other Stockholders, to permit the Company's pending business combination with Ace to be accounted for as a pooling of interests.

                  Section 4. Tax Covenants and Representations. In addition to, and not in lieu of, the other covenants and representations set forth herein, each Stockholder hereby represents and warrants to Parent that, as of the date hereof and as of the Closing Date, such Stockholder has and shall have no present plan or intention to sell, exchange or otherwise dispose of Parent Common Shares to be received by such Stockholder in the Merger having a value, as of the Effective Time, greater than (a) 50 percent of the value as of the Effective Time of all of such Stockholder's Shares as of the Effective Time minus (b) such Stockholder's pro rata portion of the value of any Excess Parent Common Shares identified in the certificate required pursuant to Section 7.10 of the Merger Agreement (which amount shall not be less than zero). For purposes of the foregoing, "Excess Parent Common Shares" shall mean 50% of the number of Parent Common Shares owned by Persons other than the Stockholders, and "pro rata portion" as to any Stockholder shall mean the number of Parent Common Shares owned by such Stockholder divided by the total number of Parent Common Shares owned by all Stockholders. For purposes of this representation, Shares exchanged for cash in lieu of fractional Parent Common Shares will be treated as outstanding Shares on the Effective Time. Moreover, Shares and Parent Common Shares held by stockholders of the Company and otherwise sold, redeemed or disposed of prior or subsequent to the Merger will be considered in making this representation. Each Stockholder agrees to deliver to Parent's counsel, if so requested by Parent's counsel, and to the Company's counsel, if so requested by the Company's counsel, a certificate setting forth the above representations in this Section 4 by such Stockholder, which certificate (and the representations therein) may be relied upon by Parent's counsel and by the Company's counsel in connection with the opinions contemplated by Sections 8.2(d) and 8.3(d) of the Merger Agreement.

                  Section 5. Registration Rights. The Registration Rights Agreement shall be executed by the parties set forth therein as signatories thereto immediately following execution of this Agreement, and shall become effective as of the Effective Time.

                  Section 6.  Other Covenants and Agreements.

                  (a) Consent to this Agreement. Each Stockholder hereby consents, for purposes of the Stockholders' Agreement, to the execution of this Agreement and the Stockholders Consent by each other Stockholder and the consummation of the transactions contemplated hereby (and waives any rights such Stockholder would otherwise have pursuant to the Stockholders' Agreement by virtue of the execution of this Agreement and the Stockholders Consent).

                  (b) Further Assurances. Unless one of the events specified in clause (i), (ii) or (iii) of Section 7.3(b) of the Merger Agreement has occurred or Parent has breached Section 6(d) below in any material respect, each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all of the terms of this Agreement.

                  (c) Release of Certain Restrictions. Effective as of the Effective Time, each Stockholder hereby releases the Company and its Affiliates (other than the Stockholders and their other Affiliates) from, and waives in all respects, any obligation that may exist to such Stockholder or any other agreement with such Stockholder (i) not to compete with such Stockholder or any of its Affiliates anywhere in the world, (ii) not to engage, or to refrain from engaging, in any activity anywhere in the world, or (iii) that otherwise restricts or limits the ability of the Company or any of its Affiliates to engage in any business anywhere in the world; provided however that the foregoing shall not apply to
(x) any provision of the Restated Facilities Agreements (as defined in Annex B) or (y) the Agreement entered into as of the 18th day of April 1996 among Teleport and Comcast Corporation, provided that as of the Effective Time paragraph 2(e) of such agreement is hereby amended to be inapplicable to the extent and for so long as compliance therewith by the Company would violate existing legal obligations of Parent and its Affiliates.

                  (d) Other Matters. Parent will not agree to the inclusion, in any Authorization required in connection with the Merger, of the imposition by any Governmental Body of any restriction on any Stockholder's exercise and enjoyment of full rights of ownership of Parent Common Shares to be acquired by such Stockholder in the Merger, any material modification of any license, franchise or permit held by such Stockholder or any of its Affiliates, the imposition of any requirement relating to the divestiture or rearrangement of the composition of any material assets of such Stockholder or any of its Affiliates, material limitation on such Stockholder's or any of its Affiliate's freedom of action with respect to future acquisitions of assets or with respect to any existing or future business activities or relationship or the enjoyment by such Stockholder or any of its Affiliates of the full rights of ownership, possession and use of any material asset now owned or hereafter acquired by such Stockholder or any of its Affiliates (including the Parent Common Shares to be acquired by such Shareholder in the Merger), or any other material restrictions, limitations, requirements, or conditions which are reasonably likely to be burdensome on such Stockholder or its Affiliates (any of the foregoing, a "Prohibited Effect"), in the case of any of the foregoing that is unacceptable to such Stockholder in its reasonable judgment. Notwithstanding anything in this Agreement to the contrary, no Stockholder shall be required to consent to any Prohibited Effect that is unacceptable to such Stockholder in its reasonable judgment.

                  (e) Facilities Arrangements. Each of the Stockholders agrees that the Existing Arrangements (as defined in Annex B hereto) between such Stockholder and/or any of its Affiliates, on the one hand, and the Company and/or any of its Affiliates, on the other hand, shall be amended as specified in Annex B hereto, effective immediately (which Annex B is incorporated herein by reference).

                  Section 7. Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

                  (a) This Agreement and the Registration Rights Agreement have been approved by the Board of Directors of Parent, representing all necessary corporate action on the part of Parent for the execution and performance hereof and thereof by Parent (no action by the stockholders of Parent being required).

                  (b) This Agreement has been, and the Registration Rights Agreement will be, duly executed and delivered by a duly authorized officer of Parent.

                  (c) This Agreement constitutes, and the Registration Rights Agreement when duly executed and delivered will constitute, a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms.

                  (d) The execution and delivery of this Agreement by Parent does not, and the execution and delivery of the Registration Rights Agreement by Parent will not, violate or breach, and will not give rise to any violation or breach, of Parent's charter or bylaws, or, except as will not materially impair its ability to effectuate, carry out or comply with all of the terms of this Agreement and the Registration Rights Agreement, any law, contract, instrument, arrangement or agreement by which Parent is bound.

                  Section 8. Representations and Warranties of the Stockholders. Each Stockholder, as to such Stockholder only, represents and warrants to Parent as follows:

                  (a) Schedule I sets forth, opposite such Stockholder's name, the number and type of Shares of which such Stockholder is the record or beneficial owner. Such Stockholder is the lawful owner of such Shares, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, other than this Agreement, the Stockholders' Agreement and as disclosed on Schedule I. Except as set forth in Schedule I and except for the Stockholders' Agreement, neither such Stockholder nor any of its Affiliates owns or holds any rights to acquire any additional Shares or other securities of the Company or any interest therein or any voting rights with respect to any additional Shares or any other securities of the Company.

                  (b) This Agreement has been approved by the Board of Directors and, to the extent necessary, the stockholders of such Stockholder, representing all necessary corporate action on the part of such Stockholder for the execution and performance hereof by such Stockholder.

                  (c) This Agreement has been duly executed and delivered by a duly authorized officer of such Stockholder.

                  (d) This Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Person in accordance with its terms.

                  (e) The execution and delivery of this Agreement by such Stockholder does not violate or breach, and will not give rise to any violation or breach, of such Stockholder's charter or bylaws, or, except as will not materially impair the ability of such Stockholder to effectuate, carry out or comply with all of the terms of this Agreement, any law, contract, instrument, arrangement or agreement by which such Stockholder is bound.

                  (f) The execution and delivery of this Agreement by such Stockholder does not create or give rise to any right in such Stockholder or any of their respective Affiliates with respect to the Shares or any other security of the Company (including, without limitation voting rights and rights to purchase or sell any such Shares or other securities) pursuant to the Stockholders' Agreement, other than any such right as is duly and validly waived pursuant to Section 6(a) of this Agreement.

                  (g) The execution and delivery of the Stockholders Consent by the Stockholders are adequate to approve and adopt the Merger Agreement and the Merger without the vote or consent of any other stockholder of the Company.

                  (h) The Reorganization (as defined in the Company's prospectus dated November 6, 1997) of the Company under the Reorganization Agreement dated as of April 18, 1996 among the Company, the Stockholders and Continental Cablevision, Inc. (the "Reorganization Agreement") has been completed in accordance with the terms thereof. Each Stockholder, on behalf of itself and its Affiliates, hereby waives all defaults and executory rights under the Reorganization Agreement or any partnership agreement of any Local Market Partnership (as defined in the Reorganization Agreement) to any of Continental Cablevision, Inc. or any of the Stockholders or any of their respective Affiliates.

                  Section 9. Effectiveness and Termination. In the event the Merger Agreement is terminated in accordance with its terms (other than pursuant to the last sentence of Section 9.2 thereof), this Agreement shall automatically terminate and be of no further force or effect. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder. The provisions of Section 6(e) hereof shall survive the Merger.

                  Section 10.  Miscellaneous.

                  (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

                  If to Parent:

                           AT&T Corp.
                           295 North Maple Ave.
                             Basking Ridge, NJ 07920
                          Attention: Vice President-Law
                                       and Corporate Secretary
                            Facsimile: (908) 221-6618

                           with a copy to:

                         Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                            New York, New York 10019
                           Attn:  Richard D. Katcher, Esq. and
                                  Steven A. Rosenblum, Esq.
                            Telecopy: (212) 403-2000


                  If to the Company:

                           Teleport Communications Group Inc.
                           429 Ridge Road
                            Dayton, New Jersey 08810
                           Attention:  Chairman, President and CEO
                            Facsimile: (732) 392-3600

                           with a copy to:

                          Dow, Lohnes & Albertson, PLLC
                         1200 New Hampshire Avenue, N.W.
                             Washington, D.C. 20036
                        Attention: Leonard J. Baxt, Esq.
                                       Timothy J. Kelley, Esq.
                            Facsimile: (202) 776-2222

                           and with a copy to:

                           Simpson Thacher & Bartlett

                           425 Lexington Avenue
                            New York, New York 10017
                       Attention: Philip T. Ruegger, Esq.
                                       Michael Wolfson, Esq.
                            Facsimile: (212) 455-2502


                  If to Comcast:

                           Comcast Corporation
                           1500 Market Street
                             Philadelphia, PA 19102
                           Attention: General Counsel
                            Facsimile: (215) 981-7794

                           with a copy to:

                              Davis Polk & Wardwell
                           450 Lexington Avenue
                            New York, New York 10017
                         Attention: Dennis Hersch, Esq.
                            Facsimile: (212) 450-4800

                  If to TCI:

                            Tele-Communications, Inc.
                           5619 DTC Parkway
                            Englewood, CO 80111-3000
                         Attention: Leo J. Hendery, Jr.
                            Facsimile: (303) 488-3200

                           with a copy to:

                              Baker & Botts, L.L.P.
                           599 Lexington Avenue
                           29th Floor
                          New York, New York 10022-6030
                           Attention:  Elizabeth M. Markowski, Esq.
                            Facsimile: (212) 705-5125

                  If to Cox:

                              Cox Enterprises, Inc.
                              1400 Lake Hearn Drive
                           Atlanta, GA 30319
                           Attention: David M. Woodrow
                            Facsimile: (404) 847-6029

                           with a copy to:

                             Dow, Lohnes & Albertson
                         1200 New Hampshire Avenue, N.W.
                           Suite 800
                             Washington, D.C. 20036
                           Attention:  Stuart A. Sheldon, Esq.
                            Facsimile: (202) 776-2222

or to such other address as such party shall have designated by notice received by each other party.

                  (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or, except as expressly set forth in Section 9, terminated, except by an instrument in writing signed by each party hereto.

                  (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided that, except as contemplated by the Merger Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties except that Parent may assign its rights under Section 6(e) to any Subsidiary (as defined in the Merger Agreement).

                  (d) Entire Agreement. This Agreement (together with the Merger Agreement and the other agreements and documents expressly contemplated hereby and thereby) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Merger Agreement.

                  (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that, in such event, the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

                  (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for a bond.

                  (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

                  (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court of Delaware or any court of the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                  (k) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

                  (l) Name, Captions, Gender. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpre-tation or construction hereof. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

                  (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

                  (n) Expenses. Each of Parent and each Stockholder shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

                  (o) Action in Stockholder Capacity Only. No Stockholder makes any agreement or understanding herein as a director or officer of the Company. Each Stockholder signs solely in its capacity as a record holder and beneficial owner of Shares and nothing herein shall limit or affect any actions taken by a representative of such Stockholder in such representative's capacity as an officer or director of the Company (it being understood and agreed that the provisions of this paragraph shall not affect the rights and obligations of any party to the Merger Agreement or any other agreement).

                  (p) Obligations Several. The obligations of each Stockholder under this Agreement (including Annex B hereto) shall be several and not joint. No Stockholder shall have any liability, duty or obligation arising out of or resulting from any failure by any other Stockholder (or any Affiliate thereof) to comply with the terms and conditions of this Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              AT&T CORP.




                              By:       /s/ John D. Zeglis
                              -----------------------------------
                              Name:     John D. Zeglis
                              Title:    President


                               COMCAST CORPORATION




                              By:       /s/ Lawrence S. Smith
                              -----------------------------------
                              Name:     Lawrence S. Smith
                              Title:    Executive Vice President


                            COX COMMUNICATIONS, INC.




                              By:       /s/ Jimmy W. Hayes
                              -----------------------------------
                              Name:     Jimmy W. Hayes
                              Title:    Senior Vice President of Finance;
                                          Chief Financial Officer


                            TELE-COMMUNICATIONS, INC.




                              By:       /s/ Bernard W. Schotters
                              -----------------------------------
                              Name:     Bernard W. Schotters
                              Title:    Senior Vice President Finance
                                          and Treasurer

                             COMCAST TELEPORT, INC.




                              By:       /s/ Lawrence S. Smith
                              -----------------------------------
                              Name:     Lawrence S. Smith
                              Title:


                               TCI TELEPORT, INC.




                              By:       /s/ Bernard W. Schotters
                              -----------------------------------
                              Name:     Bernard W. Schotters
                              Title:


                              COX TELEPORT PARTNERS, INC.




                              By:       /s/ Jimmy W. Hayes
                              -----------------------------------
                              Name:     Jimmy W. Hayes
                              Title:


                              COMCAST COMMUNICATIONS PROPERTIES, INC.




                              By:       /s/ Lawrence S. Smith
                              -----------------------------------
                              Name:     Lawrence S. Smith
                              Title:

Teleport Communications Group Inc. hereby acknowledges its agreement with the provisions of Annex B hereto.

TELEPORT COMMUNICATIONS GROUP INC.




By:       /s/ Robert Annunziata
-----------------------------------
Name:     Robert Annunziata
Title:    Chairman, President
            and CEO

                                   Schedule I

                                 Share Ownership


Name of Stockholder                        Shares Owned Beneficially

                              Class A Common Stock         Class B Common Stock

                             Shares          Options       Shares        Options

Comcast Corporation           None             None      25,622,058         None

Tele-Communications, Inc.  1,011,528           None      48,779,388         None

Cox Communications, Inc.      None             None      39,087,594         None

               Total





Name of Stockholder of Record               Shares Owned of Record

                              Class A Common Stock         Class B Common Stock

                             Shares          Options       Shares        Options

TCI Teleport, Inc.          1,011,528          None      48,779,388         None

Comcast Teleport, Inc.         None            None      25,438,036         None

Comcast Communications         None            None         184,022         None
Properties, Inc.

Cox Teleport Partners,         None            None      39,087,594         None
Inc.

               Total

                                                                         Annex A


                                 WRITTEN CONSENT
                               OF STOCKHOLDERS OF
                       TELEPORT COMMUNICATIONS GROUP INC.

         Pursuant to the provisions of Section 228 and Section 251 of the General Corporation Law of the State of Delaware, the undersigned each holding that number of shares of Class A Common Stock, par value $.01, of Teleport Communications Group Inc. (the "Company") and that number of shares of Class B
Common Stock, par value $.01, of the Company (together, "Shares") set forth adjacent to its name below, collectively constituting a majority of the voting power of the issued and outstanding Shares, do hereby consent to, approve and adopt the following resolution:

                  WHEREAS, the Board of Directors of the Company has approved the Merger Agreement (as defined below) and has directed that the Merger Agreement be submitted to the stockholders of the Company for their approval;

                  NOW THEREFORE, BE IT RESOLVED, that the Agreement and Plan of Merger, dated as of January 8, 1998, among AT&T Corp., a New York corporation, TA Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of AT&T Corp., and the Company, in the form attached to this consent (the "Merger Agreement"), be, and it hereby is, consented to, approved and adopted in all respects.


This Consent may be executed in one or more counterparts, all of which shall be considered one and the same instrument.


TCI TELEPORT, INC.           1,011,528 shares Class A Common Stock
                            48,779,388 shares Class B Common Stock




By:_____________
Name:
Title:

Date:___________

COX TELEPORT
PARTNERS, INC.              No shares Class A Common Stock
                            39,087,594 shares Class B Common Stock





By:_____________
Name:
Title:

Date:___________



COMCAST TELEPORT, INC.      No shares Class A Common Stock
                            25,438,036 shares Class B Common Stock




By:_____________
Name:
Title:

Date:___________




COMCAST COMMUNICATIONS
PROPERTIES, INC.            No shares Class A Common Stock
                            184,022 shares Class B Common Stock




By:_____________
Name:
Title:

Date:___________